CLAUDIA J. ZAMAN ATTORNEY AT LAW
                          21800 Oxnard Street Suite 440
                             Woodland Hills CA 91367
                                 (818) 598-6774
                            (818) 598-6778 Facsimile

                                January 24, 2003

Securities and Exchange Commission
Washington, D.C. 20549

Re: OPINION RE: LEGALITY AND CONSENT OF COUNSEL TO USE OF NAME IN REGISTRATION STATEMENT ON FORM S-8 OF PHOENIX MEDIA GROUP, LTD.

Dear Sirs:

         I have acted as special counsel for Phoenix Media Group, Ltd. (the "Company") and asked to provide my opinion concerning its filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a registration statement on Form S-8 (the "Registration Statement"), relating to the offer and sale of 1,000,000 shares of common stock, par value $.001 (the "Common Stock") to Consultants of the Company in consideration for services performed and to be performed on behalf of the Company under the terms and conditions of certain agreements (the "Agreements").

         In preparation of my opinion, I have examined the Company's Articles of Incorporation, bylaws, minute book and certain other corporate records. For the purpose of the opinions expressed below, I have also examined the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering the common stock in this offering.

         In arriving at the opinions set forth below, I have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of corporate records (including the Registration Statement with its exhibits) provided by the officers of the Company. I have made such investigations of law as I have considered necessary or appropriate as a basis for my opinion.

         My opinions are qualified in all respects by the scope of the document examination and I make no representation as to the sufficiency of my investigation for your purpose. I have not made any document examination or rendered any other advice other than as described herein and I at all times have assumed and relied upon the truth and completeness of the information, statements and representations which have been given by the Company to me. I do not express any opinion with respect to the completeness, adequacy, accuracy or any other aspect of the Registration Statement or the financial statements, incorporated by reference in the Registration Statement.

         In  rendering  my  opinion,  I  have  assumed,   without  independently
verifying such assumptions, and this opinion is based upon and conditioned upon the following:

(i) the genuineness of the signatures on and enforceability of all instruments, documents and agreements examined by me and the authenticity of all documents furnished for my examination as originals and the conformity to the original documents of all documents furnished to me as copies; (ii) where an executed



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document  has been  presented to me for my review,  that such  document has been duly executed on or as of the date stated and that execution and delivery was duly authorized on the part of the parties thereto; (iii) each of the foregoing certificates, instruments and documents being duly authorized, executed and delivered by or on behalf of all the respective parties thereto, and such instruments and documents being legal, valid, binding obligations of such parties; (iv) the truth and accuracy of representations and statements made in the documents; and (v) the Company will be operated in accordance with the terms of its charter documents and the laws of the State of Nevada and the terms of the instruments referred to above.

         Based upon the foregoing, I am of the opinion that:

1. The Company has been duly incorporated and is
                  validly existing as a
                  corporation in good standing under the laws of the State of Nevada, the jurisdiction of its incorporation.

2. The terms and provisions of the Common Stock
                  conform to the
                  description thereof contained in the Registration Statement, and the form of the stock certificates used to evidence the Common Stock are in good and proper form and no stockholder is entitled to preemptive rights to subscribe for or purchase any of the Common Stock.

3. Based upon the foregoing, I am of the opinion
                  that the issuance and
                  the sale of the shares of Common Stock in this offering has been duly and validly authorized, and subject to compliance with the written agreements, the Common Stock issuable under the Agreements will be duly authorized and validly issued as fully paid and non- assessable shares of Common Stock.

         I am admitted to practice in the State of California and the State of Colorado. I am not admitted to practice in any other jurisdictions other than California and Colorado, in which the Company may own property or transact business. My opinions herein are with respect to federal law only, and to the extent my opinions are derived from the laws of other jurisdictions, are based upon an examination of all relevant authorities and the documents referenced herein and are believed to be correct. However, except for pending litigation or claims matters, I have not directly obtained legal opinions as to such matter from attorneys licensed in such other jurisdictions. No opinion is expressed form any conflict of laws issues. My opinions are qualified tot he extent that enforcement of rights and remedies are subject to bankruptcy, insolvency, fraudulent conveyance, moratorium, and other laws of general application or equitable principles affecting the rights and remedies of creditors and security holders and to the extent that the availability of the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

         This opinion is limited to matters existing as of this date, and no responsibility is assumed to advise you of changes (factual or legal) which may hereafter occur, whether deemed material or not.

         I hereby consent to the inclusion of my opinion filed as an exhibit to the Registration Statement. I further consent to the reference to me and my opinion under the caption "Legal Opinion and Experts" in the Prospectus.

                                            Sincerely,


                                            /s/   Claudia J. Zaman
                                            Claudia J. Zaman